THIRD AMENDMENT
                                        TO
                  REVOLVING CREDIT AND LETTER OF CREDIT AGREEMENT

     This Amendment, dated as of December 31, 1993, is entered into by (1) FRONTIER OIL AND REFINING COMPANY, a Delaware corporation (the "Borrower"), (2) the banks parties to the Credit Agreement referred to below (the "Banks") and
(3) UNION BANK, a California banking corporation, as agent (the "Agent") for the Banks.

                                     Recitals

     A. The Borrower, the Banks and the Agent have entered into a Revolving Credit and Letter of Credit Agreement dated as of August 10, 1992, as amended by a letter of waiver and amendment dated March 17, 1993 and a Second Amendment to Revolving Credit and Letter of Credit Agreement dated as of April 30, 1993 (said Agreement, as so amended, herein called the "Credit Agreement"). Terms defined in the Credit Agreement and not otherwise defined herein have the same respective meanings when used herein, and the rules of interpretation set forth in Sections 1.2 and 1.3 of the Credit Agreement are incorporated herein by reference.

     B. The Borrower, the Banks and the Agent wish to amend the Credit Agreement to, among other things, adjust the timing for required Inventory Audits and for the provision of Borrowing Base Certificates, and they accordingly hereby agree as set forth below.

     Section 1. Amendments to Credit Agreement. Effective as of the date hereof and subject to satisfaction of the conditions precedent set forth in
Section 2, the Credit Agreement is hereby amended as follows:

     (a)  The definitions of "Asset-Based Audit" and "Inventory Audit" in
Section 1.1 of the Credit Agreement are amended in full to read as follows:

          "'Asset-Based Audit' means an audit of the Borrower's books, records and accounting procedures conducted by the Agent."

          "'Inventory Audit' means an audit of the physical properties and volumes, using standard practices and standard tank-gauging wire-line devices or another method acceptable to the Agent, of all or a portion, as determined by the Agent from time to time, of the Borrower's Inventory, conducted by an independent consulting firm selected by the Agent."

     (b) Section 6.1(a) of the Credit Agreement is amended in full to read as follows:

          "(a) by 2:00 p.m., Los Angeles time, on the sixth day after (but excluding any weekday that is a federal holiday observed in the State of Colorado) each weekly date of calculation referred to below, an Accounts aging schedule in form satisfactory to the Agent and a Borrowing Base Certificate, both as of Wednesday of each week or, if an Inventory Audit is conducted during such week, as of the date of such Inventory Audit; provided, however, that at least one Borrowing Base Certificate delivered during each calendar month during which an Inventory Audit is not conducted shall include a certification by the Borrower's chief financial officer or by the manager of the Cheyenne refinery to the effect that that portion of the quantity of Inventory set forth in such Borrowing Base Certificate that represents Inventory located at the Borrower's Cheyenne refinery was determined by the Borrower's measurement of the physical properties and volumes of such Inventory, using standard practices and standard tank-gauging wire-line devices."

     (c) Section 6.2 of the Credit Agreement is amended in full to read as follows:

          "Section 6.2 Audits. At any reasonable time and from time to time, upon reasonable prior notice to the Borrower, the Borrower will permit the Agent and its consultants, agents and representatives to examine and make copies of and abstracts from the records and books of account of, and visit the properties and have access to the assets of, the Borrower and to discuss the affairs, finances and accounts of the Borrower with any of its officers, directors and employees and with its independent certified public accountants, including for the purpose of conducting Inventory Audits (which shall be conducted at least once each calendar quarter, as of the last day of such quarter) and Asset-Based Audits (which shall be conducted at least once each calendar quarter)."

     (d) The parenthetical in Section 9.4(a) of the Credit Agreement is amended in full to read as follows:

     "(including for Asset-Based Audits, Inventory Audits (provided that the Borrower shall not be required to pay for more than six Inventory Audits conducted during any single calendar year) and the reports referred in Sections 4.1(a)(ix) and (x))."

     Section 2. Conditions to Effectiveness. This Amendment shall become effective as of the date first set forth above when the Agent has received all of the following documents, each (unless otherwise indicated) dated the date hereof, in form and substance satisfactory to the Agent and in the number of originals requested by the Agent:

          (a) this Amendment duly executed by the Borrower and the Banks;

          (b) a consent to this Amendment duly executed by Wainoco and the Guarantors;

          (c) copies of the resolutions of the Board of Directors of the Borrower approving this Amendment and any documents delivered by the Borrower pursuant hereto, certified by the Secretary or an Assistant Secretary of the Borrower to be correct and complete and in full force and effect as of the date of execution, and as of the effective date, of this Amendment;

          (d) a certificate or the Secretary or an Assistant Secretary of the Borrower as to the incumbency, and setting forth a specimen signature, of each of the persons who has signed this Amendment or any document delivered by the Borrower pursuant hereto;
          (e) a certificate of the Borrower, signed on behalf of the Borrower by its President or a Vice President and its Secretary or any Assistant Secretary, certifying as to (A) the absence of any amendments to the charter documents or bylaws of the Borrower on or after August 18, l992, (B) the truthfulness in all material respects of the representations and warranties contained in the Credit Documents as though made on and as of the effective date of this Amendment and (C) the absence of any event occurring and continuing, or resulting from the effectiveness of this Amendment, that constitutes a Default or an Event of Default; and

          (f) such other approvals, opinions and documents as the Agent may reasonably request.

     Section 3. Representations and Warranties of Borrower. The Borrower represents and warrants as follows:

          (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          (b) The execution, delivery and performance by the Borrower of this Amendment and the Credit Documents, as amended hereby, to which it is or is to be a party are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action and do not (i) contravene the Borrower's charter documents or bylaws, (ii) contravene any Governmental Rule or contractual restriction binding on or affecting the Borrower or (iii) result in or require the creation or imposition of any Lien or preferential arrangement of any nature (other than any created by the Credit Documents) upon or with respect to any of the properties now owned or hereafter acquired by the Borrower.

          (c) No Governmental Action is required for the due execution, delivery or performance by the Borrower of this Amendment or any of the Credit Documents, as amended hereby, to which the Borrower is or is to be a party.

          (d) This Amendment and each of the Credit Documents, as amended hereby, to which the Borrower is a party constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

          (e) The Security Agreement, the Account Pledge Agreement and the Note Pledge Agreement constitute valid and perfected first-priority Liens on the Collateral covered thereby, enforceable against all third parties in all jurisdictions, and secure the payment of all obligations of the Borrower under the Credit Documents, as amended hereby; and the execution, delivery and performance of this Amendment do not adversely affect the Lien of the Security Agreement, the Account Pledge Agreement or the Note Pledge Agreement.

          (f) The consolidated balance sheet of FOC and its Subsidiaries as of December 31, 1992 and the related consolidated statements of income, retained earnings and cash flows of FOC and its Subsidiaries for the fiscal year then ended, certified by Arthur Andersen & Co., independent public accountants, and the report as of October 31, 1993 referred to in Section 7.1(j)(i) of the FOC Guaranty, certified by the chief financial officer or chief accounting officer of FOC, fairly present the consolidated financial condition of FOC and its Subsidiaries as of such dates and the consolidated results of the operations of FOC and its Subsidiaries for the fiscal periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis. Since October 31, 1993 there has been no material adverse change in the business, condition (financial or otherwise) operations, performance, properties or prospects of FOC or any of its Subsidiaries. FOC and its Subsidiaries have no material contingent liabilities except as disclosed in such financial statements or the notes thereto.

          (g) There is no pending or, to the knowledge of the Borrower, threatened action or proceeding affecting FOC or any its Subsidiaries before any Governmental Person or arbitrator that may materially and adversely affect the financial condition or operations of FOC or any of its Subsidiaries or that purports to affect the legality, validity or enforceability of this Amendment or any of the Credit Documents, as amended hereby.

     Section 4.  Reference to and Effect on Credit Documents.

          (a) On and after the effective date of this Amendment, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or any other expression of like import referring to the Credit Agreement, and each reference in the other Credit Documents to "the Credit Agreement," "thereunder,' "thereof," "therein" or any other expression of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Amendment.

          (b) Except as specifically amended above and except for an amendment to the FOC Guaranty entered into simultaneously herewith, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed. Without limiting the generality of the foregoing, the Security Agreement, the Account Pledge Agreement and the Note Pledge Agreement, and all of the Collateral described therein, do and shall continue to secure the payment of all obligations of the Borrower under the Credit Documents, as amended hereby.

          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Bank or the Agent under any of the Credit Documents or constitute a waiver of any provision of any of the Credit Documents.

     Section 5. Costs, Expenses and Taxes. The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities hereunder and thereunder. In addition, the Borrower shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, and the Borrower agrees to save the Agent and each Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.
     Section 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

     Section 7. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THE STATE OF CALIFORNIA.

FRONTIER OIL AND REFINING COMPANY

By: /s/ Jon D. Galvin
         Vice President and Chief Financial Officer

UNION BANK, as Agent and as a Bank

By: /s/ Richard P. DeGrey,
         Vice President

By: /s/ Walter M. Roth
Title:   Vice President

BANQUE PARIBAS

By: /s/ Edward K. Chin
Title:   Vice President

By: /s/ Philippe De Gentile
Title:   DGM

DEN NORSKE BANK AS

By: /s/ Melvin Farstad
Title:  SVP, NY Branch

By: /s/ Philip F. Kurpiewski
Title:   VP, NY Branch